As filed with the Securities and Exchange Commission on August 14, 2020

Registration Statement No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Vaccinex, Inc.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation or organization)

16-1603202

(I.R.S. Employer Identification Number)

1895 Mount Hope Avenue

Rochester, New York

(585) 271-2700

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Maurice Zauderer, Ph.D.

President and Chief Executive Officer

Vaccinex, Inc.

1895 Mount Hope Avenue

Rochester, New York 14620

(585) 271-2700

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Asher M. Rubin, Esq. William I. Intner, Esq. Hogan Lovells US LLP 100 International Drive, Suite 2000 Baltimore, Maryland 21202 Tel: (410) 659-2700	Scott E. Royer Chief Financial Officer Vaccinex, Inc. 1895 Mount Hope Avenue Rochester, New York 14620 Tel: (585) 271-2700

Approximate date of commencement of proposed sale to public: From time to time after this registration statement is declared effective.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box:  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box:  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller reporting company	☒

		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

Title of Each Class of Securities To Be Registered	Amount to be Registered (1)	Proposed Maximum Aggregate Offering Price per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock, $0.0001 par value per share	982,184	$5.55(2)	$5,451,121.20	$707.56

(1)

Pursuant to Rule 416 under the Securities Act of 1933, as amended, there is also being registered hereby such indeterminate number of additional shares of common stock, par value $0.0001 per share, of the registrant as may be issued or issuable because of stock splits, stock dividends, stock distributions, and similar transactions.

(2)

Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) under the Securities Act of 1933, as amended, on the basis of the average of the high and low prices for a share of the registrant’s common stock as reported on the Nasdaq Capital Market on August 13, 2020, which date is a date within five business days of the filing of this registration statement.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. The selling stockholder may not sell these securities pursuant to this prospectus until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and is not soliciting offers to buy these securities in any jurisdiction where the offer or sale is not permitted.

SUBJECT TO COMPLETION,

DATED AUGUST 14, 2020

PROSPECTUS

982,184 Shares of Common Stock

This prospectus relates to the resale, from time to time, by the selling stockholder identified in this prospectus under the caption “Selling Stockholder,” of up to 982,184 shares of our common stock, par value $0.0001 per share, issuable upon conversion of our 7% Original Issue Discount Senior Secured Convertible Debenture. We are not selling any shares of common stock under this prospectus and will not receive any proceeds from the sale of shares of common stock by the selling stockholder. The selling stockholder will bear all commissions and discounts, if any, attributable to the sale of the shares. We will bear all costs, expenses and fees in connection with the registration of the shares.

The selling stockholder may sell the shares of our common stock offered by this prospectus from time to time on terms to be determined at the time of sale through ordinary brokerage transactions or through any other means described in this prospectus under the caption “Plan of Distribution.” The shares of common stock may be sold at fixed prices, at market prices prevailing at the time of sale, at prices related to prevailing market price or at negotiated prices.

Our common stock is listed on the Nasdaq Capital Market under the symbol “VCNX.” On August 13, 2020, the closing price of our common stock was $5.49 per share.

Investing in our common stock involves a high degree of risk. See “Risk Factors” beginning on page 4 of this prospectus and under similar headings in the documents incorporated by reference into this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is             , 2020.

ABOUT THIS PROSPECTUS

This prospectus relates to the resale, from time to time, by the selling stockholder identified in this prospectus under the caption “Selling Stockholder,” of up to an aggregate of 982,184 shares of our common stock, par value $0.0001 per share, issuable upon conversion of our 7% Original Issue Discount Senior Secured Convertible Debenture, or the Debenture. We are not selling any shares of our common stock under this prospectus, and we will not receive any proceeds from the sale of shares of common stock offered hereby by the selling stockholder.

This prospectus is part of a registration statement on Form S-3 that we have filed with the Securities and Exchange Commission, or the SEC, using a shelf registration process. Under this registration statement, the selling stockholder may sell from time to time in one or more offerings the common stock described in this prospectus. It omits some of the information contained in the registration statement, and reference is made to the full registration statement for further information with regard to us and the securities being offered by the selling stockholder. Any statement contained in the prospectus concerning the provisions of any document filed as an exhibit to the registration statement or otherwise filed with the SEC is not necessarily complete, and in each instance, reference is made to the copy of the document filed. You should review the complete document to evaluate these statements.

You should carefully read this prospectus, any documents that we incorporate by reference in this prospectus and the information below under the captions “Where You Can Find More Information” and “Incorporation of Documents By Reference” before making an investment decision. You should rely only on the information contained or incorporated by reference in this prospectus. We have not authorized any other person to provide you with different information. If anyone provides you with additional, different or inconsistent information, you should not rely on it. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

You should not assume that the information in this prospectus or any documents we incorporate by reference herein is accurate as of any date other than the date on the front of each such document. Our business, financial condition, results of operations and prospects may have changed since those dates.

This prospectus and the documents that are incorporated by reference herein contain certain market data and industry statistics and forecasts that are based on studies and clinical trials sponsored by Vaccinex or third parties, independent industry publications and other publicly available information. Although we believe these sources are reliable, we do not guarantee the accuracy or completeness of this information and we have not verified any of this data. Further, many of these statements involve risks and uncertainties and are subject to change based on various factors, including those discussed under the caption “Risk Factors” in this prospectus and under similar captions in the documents that are incorporated by reference herein. Accordingly, investors should not place undue reliance on this information.

References in this prospectus to the terms “Vaccinex,” “the Company,” “we,” “our” and “us” or other similar terms mean Vaccinex, Inc. and our subsidiaries, unless we state otherwise or the context indicates otherwise.

i

PROSPECTUS SUMMARY

This summary highlights information contained in other parts of this prospectus and in the documents we incorporate by reference. Because it is only a summary, it does not contain all of the information that you should consider before investing in our securities and it is qualified in its entirety by, and should be read in conjunction with, the more detailed information appearing elsewhere in this prospectus, any applicable free writing prospectus and the documents incorporated by reference herein and therein. You should read all such documents carefully, especially the risk factors and our consolidated financial statements and the related notes included or incorporated by reference herein or therein, before deciding to buy shares of our common stock.

Company Overview

We are a clinical-stage biotechnology company engaged in the discovery and development of targeted biotherapeutics to treat serious diseases and conditions with unmet medical needs, including cancer, neurodegenerative diseases, and autoimmune disorders. We believe we are the leader in the field of semaphorin 4D, or SEMA4D, biology and that we are the only company targeting SEMA4D as a potential treatment for cancer, neurodegenerative diseases, or autoimmune disorders. SEMA4D is an extracellular signaling molecule that regulates the migration of immune and inflammatory cells to sites of injury, cancer, or infection. We are leveraging our SEMA4D antibody platform and our extensive knowledge of SEMA4D biology to develop our lead product candidate, pepinemab, an antibody that we believe utilizes novel mechanisms of action. We are focused on developing pepinemab for the treatment of non-small cell lung cancer, or NSCLC, Huntington’s disease, and Alzheimer’s disease. Additionally, third party investigators are studying pepinemab in clinical trials in osteosarcoma and melanoma as well as in “window of opportunity” studies in other indications. We have developed multiple proprietary platform technologies and are developing product candidates to address serious diseases or conditions that have a substantial impact on day-to-day functioning and for which treatment is not addressed adequately by available therapies. We employ our proprietary platform technologies, including through our work with our academic collaborators, to identify potential product candidates for sustained expansion of our internal product pipeline and to facilitate strategic development and commercial partnerships.

Our lead platform technologies include our SEMA4D antibody platform and our ActivMAb antibody discovery platform. In addition, we and our academic collaborators are using our Natural Killer T, or NKT, vaccine platform to discover product candidates that target and extend the activity of NKT cells. Our lead product candidate, pepinemab, is currently in clinical development for the treatment of NSCLC, osteosarcoma, and Huntington’s disease, through our efforts or through investigator-sponsored trials. Our additional product candidates VX5 and VX25 are in earlier stages of development and were selected using our ActivMAb and NKT vaccine platforms, respectively. We believe our multiple platform technologies position us well for continued pipeline expansion and partnership opportunities going forward.

Our Corporate Information

We were incorporated under the laws of the State of Delaware in April 2001. Our principal executive offices are located at 1895 Mount Hope Avenue, Rochester, New York 14620, and our telephone number is (585) 271-2700. Our website address is www.vaccinex.com. Our website and the information contained on, or that can be accessed through, the website will not be deemed to be incorporated by reference in, and are not considered part of, this prospectus. You should not rely on any such information in making your decision to purchase our common stock.

We are an “emerging growth company” as defined in the Jumpstart Our Business Startups Act of 2012, or the JOBS Act, and, as such, we have elected to comply with certain reduced public company reporting requirements for this prospectus and future filings.

Private Placement for Convertible Debt Financing

On July 30, 2020, we entered into a Securities Purchase Agreement with 3i, LP, or 3i, as collateral agent and purchaser, pursuant to which we sold and issued, in a private placement transaction, the Debenture in the principal amount of $8.64 million for a purchase price of $8.0 million, which reflects an original issue discount of approximately 8%.

The Debenture will mature on August 3, 2021, accrues interest at 7% per year and is convertible into shares of our common stock at a conversion price of $9.4125 per share, subject to certain customary adjustments such as stock splits, stock dividends and stock combinations. The number of shares of common stock issuable upon conversion of the Debenture will be determined by the quotient obtained by dividing (a) the outstanding principal amount to be converted plus accrued and unpaid interest thereon by (b) the conversion price. In the event that all or part of the Debenture is converted, the interest payable thereunder will be the full amount of interest that would have otherwise accrued if the Debenture were held through the maturity date.

In connection with the sale and issuance of the Debenture, we entered into a Registration Rights Agreement with 3i, or the Registration Rights Agreement, pursuant to which we agreed, among other things, to file with the SEC a registration statement covering the resale of the shares of our common stock issuable upon conversion of the Debenture. We file the registration statement of which this prospectus forms a part pursuant to that agreement, and this prospectus relates to the resale of up to an aggregate of 982,184 shares of common stock issuable upon conversion of the Debenture.

The Offering

Shares of common stock offered by the selling stockholder:	982,184 shares of common stock issuable upon conversion of the Debenture.

Terms of this offering:	The selling stockholder may sell, transfer or otherwise dispose of any or all of the shares of common stock offered by this prospectus from time to time as described under the caption “Plan of Distribution” in this prospectus.

Use of proceeds:	All proceeds from the sale of shares of common stock offered hereby will be for the account of the selling stockholder. We will not receive any proceeds from the sale of common stock offered pursuant to this prospectus. See the caption “Use of Proceeds” in this prospectus.

Risk factors:	Investing in our common stock involves a high degree of risk and purchasers of our common stock may lose their entire investment. See the information under the caption “Risk Factors” on page 4 of this prospectus and the other information included elsewhere in this prospectus and incorporated by reference herein for a discussion of factors you should consider before deciding to invest in our securities.

Nasdaq Capital Market symbol:	VCNX

When we refer to the selling stockholder in this prospectus, we are referring to the selling stockholder identified in this prospectus and, as applicable, its permitted transferees or other successors-in-interest that may be identified in a supplement to this prospectus or, if required, a post-effective amendment to the registration statement of which this prospectus is a part.

RISK FACTORS

Investing in our common stock involves a high degree of risk. You should carefully consider and evaluate all of the information contained in this prospectus and in the documents incorporated by reference in this prospectus before you decide to purchase our common stock. In particular, you should carefully consider and evaluate the risks and uncertainties described in “Part I – Item 1A. Risk Factors” of our most recent Annual Report on Form 10-K, as updated by our subsequent Quarterly Reports on Form 10-Q and the additional risks and uncertainties set forth or incorporated by reference herein. Additional risks and uncertainties that we are unaware of or that we believe are not material at this time could also materially adversely affect our business, financial condition or results of operations. Any of these risks and uncertainties could materially and adversely affect our business, results of operations and financial condition, which in turn could materially and adversely affect the trading price or value of our common stock. As a result, you could lose all or part of your investment.

This prospectus also contains forward-looking statements that involve risks and uncertainties. Our actual results could differ materially from those anticipated in these forward-looking statements as a result of certain factors, including the risks faced by us described below and elsewhere in this prospectus. See “Special Note Regarding Forward-Looking Statements” for information relating to these forward-looking statements.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements that involve substantial risks and uncertainties. All statements, other than statements of historical facts, included in this prospectus or the documents incorporated herein by reference regarding our strategy, future operations, future product research or development, future financial position, future revenues, projected costs, prospects, plans and objectives of management, are forward-looking statements. The words “anticipate,” “believe,” “goals,” “estimate,” “expect,” “intend,” “may,” “might,” “plan,” “predict,” “project,” “target,” “potential,” “will,” “would,” “could,” “should,” “continue” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words.

The forward-looking statements in this prospectus include, among other things, statements about:

•	our ability to continue as a going concern;

•

the impacts of the COVID-19 pandemic on the expected timing and progress of our clinical trials, as well as other impacts of the COVID-19 pandemic on the economy, our industry, and our business, financial condition and results of operations, including our ability to raise capital;

•

the sufficiency of the financing arrangements we have entered into, including the loan we received under the Paycheck Protection Program that is intended to fund our payroll and certain other operations for a limited period of time;

•	our estimates regarding our expenses, future revenues, anticipated capital requirements and our needs for additional financing;

•	the implementation of our business model and strategic plans for our business and technology;

•	the timing and success of the commencement, progress and receipt of data from any of our preclinical and clinical trials;

•	our expectations regarding the potential safety, efficacy or clinical utility of our product candidates;

•	the expected results of any clinical trial and the impact on the likelihood or timing of any regulatory approval;

•	the difficulties in obtaining and maintaining regulatory approval of our product candidates;

•	the rate and degree of market acceptance of any of our product candidates;

•	the success of competing therapies and products that are or become available;

•	regulatory developments in the United States and foreign countries;

•	current and future legislation regarding the healthcare system;

•	the scope of protection we establish and maintain for intellectual property rights covering our technology;

•	developments relating to our competitors and our industry;

•	our failure to recruit or retain key scientific or management personnel or to retain our executive officers;

•	the performance of third parties, including collaborators, contract research organizations and third-party manufacturers;

•	the development of our commercialization capabilities, including the need to develop or obtain additional capabilities; and

•	our use of the proceeds from the offerings of our common stock.

These statements are only current predictions and are subject to known and unknown risks, uncertainties and other factors that may cause our or our industry’s actual results, levels of activity, performance or achievements to be materially different from those anticipated by the forward-looking statements. We discuss many of these risks in greater detail in the risk factors in our most recent Annual Report on Form 10-K, our subsequent Quarterly Reports on Form 10-Q and other filings we make with the SEC pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, or the Exchange Act. You should not rely upon forward-looking statements as predictions of future events.

Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance or achievements. Except as required by law, after the date of this prospectus, we are under no duty to update or revise any of the forward-looking statements, whether as a result of new information, future events or otherwise.

USE OF PROCEEDS

All shares of our common stock offered by this prospectus are being registered for the account of the selling stockholder. We will not receive any of the proceeds from the sale of these shares. We have agreed to pay all costs, expenses and fees relating to the registration of the shares of our common stock covered by this prospectus.

SELLING STOCKHOLDER

The common stock being offered by the selling stockholder are those previously issued to the selling stockholder, and those issuable to the selling stockholder, upon conversion of the Debenture. For additional information regarding the issuance of the Debenture, see “Private Placement of Debenture” above. We are registering the shares of common stock in order to permit the selling stockholder to offer the shares for resale from time to time. Except for the ownership of the Debenture, the selling stockholder has not had any material relationship with us within the past three years.

The table below lists the selling stockholder and other information regarding the beneficial ownership of the shares of common stock by the selling stockholder. The second column lists the number of shares of common stock beneficially owned by the selling stockholder, based on its ownership of the Debenture, as of August 14, 2020, assuming conversion of the Debenture held by the selling stockholder on that date, without regard to any limitations on conversion.

The third column lists the shares of common stock being offered by this prospectus by the selling stockholder. In accordance with the terms of the Registration Rights Agreement, this prospectus generally covers the resale of the maximum number of shares of common stock issuable upon conversion of the Debenture, determined as if the Debenture was converted in full as of August 14, 2020, subject to adjustment as provided in the Registration Rights Agreement, without regard to any limitations on the conversion of the Debenture.

The fourth column assumes the sale of all of the shares offered by the selling stockholder pursuant to this prospectus.

Under the terms of the Debenture, the selling stockholder may not convert the Debenture to the extent such conversion would cause the selling stockholder, together with its affiliates and attribution parties, to beneficially own a number of shares of our common stock that would exceed 4.99% of our then outstanding common stock following such conversion, excluding for purposes of such determination shares of common stock issuable upon conversion of the Debenture that have not been converted. The selling stockholder, upon notice to us, may increase or decrease this limitation, provided that the limitation in no event exceeds 9.99% of the number of shares of common stock outstanding following such conversion. The number of shares in the second column does not reflect this limitation. The selling stockholder may sell all, some or none of its shares in this offering. See “Plan of Distribution.”

Name of Selling Stockholder	Number of Shares of Common Stock Beneficially Owned Prior to Offering	Maximum Number of Shares of Common Stock to be Sold Pursuant to this Prospectus		Number of Shares of Common Stock Beneficially Owned After Offering
3i, LP (1)	982,184	982,184	(2)	0

(1)	Voting and investment power over the shares is held by 3i Management LLC, the general partner of 3i. Maier Joshua Tarlow is the Manager of 3i Management LLC.
(2)

The actual number of shares of common stock offered hereby and included in the registration statement, of which this prospectus forms a part, includes, in accordance with Rule 416 under the Securities Act, such indeterminate number of additional shares of our common stock as may become issuable in connection with any proportionate adjustment for any stock splits, stock combinations, stock dividends, recapitalizations or similar events with respect to common stock.

PLAN OF DISTRIBUTION

The selling stockholder and any of its pledgees, assignees and successors-in-interest may, from time to time, sell any or all of their securities covered hereby on the principal trading market for our common stock or any other stock exchange, market or trading facility on which our common stock traded or in private transactions. These sales may be at fixed or negotiated prices. The selling stockholder may use any one or more of the following methods when selling securities:

•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•	block trades in which the broker-dealer will attempt to sell the securities as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•	an exchange distribution in accordance with the rules of the applicable exchange;

•	privately negotiated transactions;

•	settlement of short sales;

•	in transactions through broker-dealers that agree with the selling stockholder to sell a specified number of such securities at a stipulated price per security;

•	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

•	a combination of any such methods of sale; or

•	any other method permitted pursuant to applicable law.

The selling stockholder may also sell securities under Rule 144 or any other exemption from registration under the Securities Act of 1933, as amended, or the Securities Act, if available, rather than under this prospectus.

Broker-dealers engaged by the selling stockholder may arrange for other brokers-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the selling stockholder (or, if any broker-dealer acts as agent for the purchaser of securities, from the purchaser) in amounts to be negotiated, but, except as set forth in a supplement to this prospectus, in the case of an agency transaction not in excess of a customary brokerage commission in compliance with FINRA Rule 2121; and in the case of a principal transaction a markup or markdown in compliance with FINRA Rule 2121.

In connection with the sale of the securities or interests therein, the selling stockholder may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the securities in the course of hedging the positions they assume. The selling stockholder may also sell securities short and deliver these securities to close out their short positions, or loan or pledge the securities to broker-dealers that in turn may sell these securities. The selling stockholder may also enter into option or other transactions with broker-dealers or other financial institutions or create one or more derivative securities which require the delivery to such broker-dealer or other financial institution of securities offered by this prospectus, which securities such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

The selling stockholder and any broker-dealers or agents that are involved in selling the securities may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the securities purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. The selling stockholder has informed us that it does not have any written or oral agreement or understanding, directly or indirectly, with any person to distribute the securities.

We are required to pay certain fees and expenses incurred by us incident to the registration of the securities. We have agreed to indemnify the selling stockholder against certain losses, claims, damages and liabilities, including liabilities under the Securities Act.

We agreed to keep this prospectus effective until the earlier of (i) the date on which the securities may be resold by the selling stockholder without registration and without regard to any volume or manner-of-sale limitations by reason of Rule 144, without the requirement for us to be in compliance with the current public information under Rule 144 under the Securities Act or any other rule of similar effect or (ii) all of the securities have been sold pursuant to this prospectus or Rule 144 under the Securities Act or any other rule of similar effect. The securities will be sold only through registered or licensed brokers or dealers if required under applicable state securities laws. In addition, in certain states, the securities covered hereby may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

Under applicable rules and regulations under the Securities Exchange Act of 1934, as amended, or the Exchange Act, any person engaged in the distribution of the securities may not simultaneously engage in market making activities with respect to the common stock for the applicable restricted period, as defined in Regulation M of the Exchange Act, prior to the commencement of the distribution. In addition, the selling stockholder will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including Regulation M, which may limit the timing of purchases and sales of the common stock by the selling stockholder or any other person. We will make copies of this prospectus available to the selling stockholder and have informed them of the need to deliver a copy of this prospectus to each purchaser at or prior to the time of the sale (including by compliance with Rule 172 under the Securities Act).

LEGAL MATTERS

The validity of the shares of common stock offered hereby is being passed upon for us by Hogan Lovells US LLP, Baltimore, Maryland.

EXPERTS

The consolidated financial statements of the Company incorporated in this Prospectus by reference from the Company’s Annual Report on Form 10-K for the year ended December 31, 2019 have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their report, which report expresses an unqualified opinion on the consolidated financial statements and includes an explanatory paragraph describing conditions that raise substantial doubt about the Company’s ability to continue as a going concern, which is incorporated herein by reference. Such consolidated financial statements have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

INCORPORATION BY REFERENCE

The SEC allows us to “incorporate by reference” information into this prospectus, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The SEC file number for each of the documents incorporated by reference in this prospectus is 001-38624. The documents incorporated by reference into this prospectus contain important information that you should read about us.

The following documents are incorporated by reference into this document:

•	our Annual Report on Form 10-K for the year ended December 31, 2019, filed with the SEC on March 9, 2020, or the 2019 Annual Report;

•

the information specifically incorporated by reference into our Annual Report on Form 10-K for the year ended December 31, 2019 from our Definitive Proxy Statement on Schedule 14A  filed with the SEC on April 8, 2020;

•	our Quarterly Reports on Form 10-Q for the fiscal quarters ended March 31, 2020 and June 30, 2020, filed with the SEC on May 14, 2020 and August 14, 2020, respectively;

•

our Current Reports on Form 8-K (other than portions thereof furnished under Item 2.02 or Item 7.01 of Form 8-K and exhibits accompanying such reports that relate to such items) filed with the SEC on January  23, 2020, February  26, 2020, March 27, 2020, May  18, 2020, July 10, 2020 and July  31, 2020; and

•

the description of our capital stock included under the caption “Description of Capital Stock” contained in our Registration Statement on Form 8-A filed with the SEC on August 8, 2018, including any amendments or reports filed for the purpose of updating such description, including Exhibit 4.1 to the 2019 Annual Report.

We also incorporate by reference into this prospectus all documents (other than portions of documents that are either described in paragraph (e) of Item 201 of Regulation S-K or paragraphs (d)(1)-(3) and (e)(5) of Item 407 of Regulation S-K promulgated by the SEC and current reports furnished under Item 2.02 or Item 7.01 of Form 8-K and exhibits filed on such form that are related to such items) that are subsequently filed by us with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the termination of the offering, including those filed after the date of the initial registration statement of which this prospectus is part and prior to the effectiveness of the registration statement. These documents include periodic reports, such as Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, as well as proxy statements.

Any statement contained herein or in a document incorporated or deemed to be incorporated by reference into this document will be deemed to be modified or superseded for purposes of the document to the extent that a statement contained in this document or any other subsequently filed document that is deemed to be incorporated by reference into this document modifies or supersedes the statement.

You may request, orally or in writing, a copy of any or all of the documents incorporated herein by reference. These documents will be provided to you at no cost, by contacting: Vaccinex, Inc., Attn: Corporate Secretary, 1895 Mount Hope Avenue, Rochester, New York 14620. In addition, copies of any or all of the documents incorporated herein by reference may be accessed at our website at www.vaccinex.com. The information on such website is not incorporated by reference and is not a part of this prospectus.

WHERE YOU CAN FIND MORE INFORMATION

We are a reporting company and file annual, quarterly and current reports, proxy and information statements and other information with the SEC. This prospectus is part of a registration statement that we have filed with the SEC relating to the common stock to be offered under this prospectus. This prospectus does not contain all of the information set forth in the registration statement and the exhibits to the registration statement. For further information with respect to us and the common stock to be offered under this prospectus, we refer you to the registration statement and the exhibits and schedules filed as a part of the registration statement.

The SEC maintains an internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC, where you may read and copy the registration statement, as well as our reports, proxy and information statements and other information. The address of the SEC’s web site is http://www.sec.gov.

Copies of certain information filed by us with the SEC are also available on our website at http://www.vaccinex.com. Information contained in or accessible through our website does not constitute a part of this prospectus and is not incorporated by reference in this prospectus.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution.

The following table sets forth the expenses to be incurred in connection with the offering described in this Registration Statement, all of which will be paid by the Registrant. All amounts are estimates except the Securities and Exchange Commission, or SEC, registration fee.

Amount
Securities and Exchange Commission registration fee	$705.01
Accounting fees and expenses	25,000.00
Legal fees and expenses	25,000.00
Printing and miscellaneous expenses	5,000.00

Total Expenses	$55,705.01

Item 15. Indemnification of Directors and Officers.

Section 102(b)(7) of the Delaware General Corporation Law, or the DGCL, provides that a Delaware corporation, in its certificate of incorporation, may limit the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duties as a director, except for liability for any:

•	transaction from which the director derived an improper personal benefit;

•	act or omission not in good faith or that involved intentional misconduct or a knowing violation of law;

•	unlawful payment of dividends or redemption of shares; or

•	breach of the director’s duty of loyalty to the corporation or its stockholders.

Section 145(a) of the DGCL provides, in general, that a Delaware corporation may indemnify any person who was or is a party, or is threatened to be made a party, to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) because that person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or other enterprise. The indemnity may include expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, so long as the person acted in good faith and in a manner he or she reasonably believed was in or not opposed to the corporation’s best interests, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful.

Section 145(b) of the DGCL provides, in general, that a Delaware corporation may indemnify any person who was or is a party, or is threatened to be made a party, to any threatened, pending or completed action or suit by or in the right of the corporation to obtain a judgment in its favor because the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or other enterprise. The indemnity may include expenses (including attorneys’ fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action, so long as the person acted in good faith and in a manner the person reasonably believed was in or not opposed to the corporation’s best interests, except that no indemnification shall be permitted without judicial approval if a court has determined that the person is to be liable to the corporation with respect to such claim. Section 145(c) of the DGCL provides that, if a present or former director or officer has been successful in defense of any action referred to in Sections 145(a) and (b) of the DGCL, the corporation must indemnify such officer or director against the expenses (including attorneys’ fees) he or she actually and reasonably incurred in connection with such action.

Section 145(g) of the DGCL provides, in general, that a corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or other enterprise against any liability asserted against and incurred by such person, in any such capacity, or arising out of his or her status as such, whether or not the corporation could indemnify the person against such liability under Section 145 of the DGCL.

Our amended and restated certificate of incorporation and our amended and restated bylaws provide for the indemnification of our directors and officers to the fullest extent permitted under the DGCL.

We have entered into separate indemnification agreements with all of our directors and officers in addition to the indemnification provided for in our amended and restated certificate of incorporation and our amended and restated bylaws. These indemnification agreements provide, among other things, that we will indemnify our directors and officers for certain expenses, including damages, judgments, fines, penalties, settlements and costs and attorneys’ fees and disbursements, incurred by a director or officer in any claim, action or proceeding arising in his or her capacity as a director or officer of our company or in connection with service at our request for another corporation or entity. The indemnification agreements also provide for procedures that will apply in the event that a director or officer makes a claim for indemnification.

We also maintain a directors’ and officers’ insurance policy pursuant to which our directors and officers are insured against liability for actions taken in their capacities as directors and officers.

Item 16. Exhibits and Financial Statement Schedules.

Exhibit No.	Description

3.1	Amended and Restated Certificate of Incorporation of Vaccinex, Inc. (incorporated herein by reference from Exhibit 3.1 to the Company’s Current Report on Form 8-K filed on August 13, 2018).

3.2	Amended and Restated Bylaws of Vaccinex, Inc. (incorporated herein by reference from Exhibit 3.2 to the Company’s Current Report on Form 8-K filed on August 13, 2018).

4.1	Reference is made to Exhibits 3.1 and 3.2 .

4.2	Registration Rights Agreement, by and between the Company and 3i, LP, dated August 3, 2020 (incorporated herein by reference from Exhibit 10.5 to the Company’s Quarterly Report on Form 10-Q filed on August 14, 2020).

4.3	Specimen Common Stock Certificate (incorporated herein by reference to Exhibit 4.1 to the Company’s Registration Statement on Form S-1 (File No. 333-226103), as amended, filed on July 9, 2018).

4.4	7% Original Issue Discount Senior Secured Convertible Debenture due August 3, 2021 (incorporated herein by reference from Exhibit 4.1 to the Company’s Quarterly Report on Form 10-Q filed on August 14, 2020).

5.1*	Opinion of Hogan Lovells US LLP.

23.1*	Consent of Independent Registered Public Accounting Firm, Deloitte & Touche LLP.

23.2*	Consent of Hogan Lovells US LLP (included in Exhibit 5.1).

24.1*	Power of Attorney.

*	Filed herewith.

Item 17. Undertakings.

(a) The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of the registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which the prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(h) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Rochester, in the State of New York, on August 14, 2020.

VACCINEX, INC.

By:	/s/ Maurice Zauderer, Ph.D.
Name:	Maurice Zauderer, Ph.D.
Title:	President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Maurice Zauderer, Ph.D.	President, Chief Executive Officer and Director (Principal Executive Officer)	August 14, 2020
Maurice Zauderer, Ph.D.

/s/ Scott E. Royer, CFA, MBA	Chief Financial Officer (Principal Financial and Accounting Officer)	August 14, 2020
Scott E. Royer, CFA, MBA

*	Chairman of the Board	August 14, 2020
Albert D. Friedberg

*	Director	August 14, 2020
Chrystyna Bedrij Stecyk

*	Director	August 14, 2020
Jacob B. Frieberg

*	Director	August 14, 2020
J. Jeffrey Goater

*	Director	August 14, 2020
Bala S. Manian, Ph.D.

*	Director	August 14, 2020
Gerald E. Van Strydonck

*	Director	August 14, 2020
Barbara Yanni

* By:	/s/ Maurice Zauderer, Ph.D.
Maurice Zauderer, Ph.D. Attorney-in-Fact